Exhibit 10.6

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of December 29, 2005 between TVI CORPORATION, a Maryland corporation (“TVI”), CAPA MANUFACTURING CORP., a Maryland corporation, SAFETY TECH INTERNATIONAL, INC., a Maryland corporation and TVI AIR SHELTERS, LLC, a Maryland limited liability company (together with TVI, collectively, the “Borrowers”) and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS

The Borrowers have requested that the Lender make available to the Borrowers a revolving credit facility pursuant to which the Lender will make advances to the Borrowers from time to time in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding. The Lender has agreed to make such credit facility available to the Borrowers, subject to and upon the terms and conditions hereinafter set forth.

AGREEMENTS

SECTION 1. The Credit Facilities.

1.1. Definitions. All capitalized terms used herein and not otherwise defined shall have the following meanings:

“Account Debtor” means any Person who may become obligated to either of the Borrowers under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

“Accounts” has the meaning given to such term in the UCC.

“Additional Financing Documents” has the meaning given to such term in Section 1.3(e) hereof.

“Advances” means advances made by the Lender to the Borrowers under the Revolving Credit Facility.

“Applicable Margin” shall mean the margin added to the LIBOR Rate to obtain the interest rate for the outstanding Advances under the Revolving Credit Facilities set forth in the Table attached hereto as Attachment I. The Applicable Margin during any calendar quarter shall be set based upon the Borrowers’ ratio of Total Funded Debt to EBITDA as of the last day of the immediately prior calendar quarter, and the Applicable Margin shall be determined and adjusted quarterly on the first day of the first month after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of this Agreement.

“AutoBorrow Service Agreement” means any AutoBorrow Service Agreement in effect from time to time between the Borrowers and the Lender.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowers” shall mean, collectively, TVI, CAPA Manufacturing Corp., a Maryland corporation, Safety Tech International, Inc., a Maryland corporation and TVI Air Shelters, LLC, a Maryland limited liability company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized to close.

“Capital Lease” means any lease that has been or should be capitalized on the books of the Borrowers in accordance with GAAP.

“Chattel Paper” has the meaning given to such term in the UCC.

“Claim” has the meaning given to such term in Section 7.9(a).

“Closing Date” means the date on which all conditions to closing as set forth in Section 2.1 of this Agreement are satisfied.

“Collateral” means all of the Borrowers’ personal property, both now owned and hereafter acquired, including, insofar as any of the following are applicable, but not limited to:

(a)	Accounts, including, without limitation, all collateral security of any kind given to any Account Debtor or other Person with respect to any Account;

(b)	As-extracted collateral;

(c)	Chattel Paper;

(d)	Commodity Accounts;

(e)	Commodity Contracts;

(f)	Deposit Accounts;

(g)	Documents;

(h)	Equipment;

(i)	Farm Products;

(j)	Fixtures;

(k)	General Intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems;
(l)	Goods, and all accessions thereto and goods with which the Goods are commingled;

(m)	Health Care Insurance Receivables;

(n)	Instruments;

(o)	Inventory;

(p)	Investment Property;

(q)	Letter-of-Credit Rights;

(r)	Payment Intangibles;

(s)	Promissory Notes;

(t)	Software;

(u)	The commercial tort claims specifically described on Schedule 1.1, if any.

(v)	Letters patent, applications for letters patent, trademarks, applications for trademarks, service marks, trade names, and copyrights, whether registered or unregistered, together with all royalties, fees, and other payments made or to be made with respect to any of the foregoing, and all rights, interests, claims, and demands that the Borrowers have or may have and existing and future profits and damages for past or future infringement thereof; and

(w)	all proceeds and products of any of the foregoing.

“Collateral Account” has the meaning set forth in Section 7.5 of this Agreement.

“Collection Account” means the collection account established pursuant to this Agreement.

“Commodity Accounts” has the meaning given to such term in the UCC.

“Commodity Contracts” has the meaning given to such term in the UCC.

“Credit Facilities” means the Revolving Credit Facility, as amended, modified, or supplemented from time to time.

“Default” has the meaning set forth in Section 6 of this Agreement.

“Default Rate” means a floating and fluctuating per annum rate of interest calculated by adding the sum of four percent (4.0%) to the rate of interest otherwise then in effect.

“Deposit Accounts” has the meaning given to such term in the UCC.

“Documents” has the meaning given to such term in the UCC.

“Earn-Out Obligations” means the deferred purchase price payments due from time to time to Persons or their businesses acquired by the Borrowers upon satisfaction of certain performance or other contingencies.

“EBITDA” shall mean (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus interest expense on all operations, (d) plus taxes, (e) plus depreciation, (f) plus depletion, and (g) plus amortization (and other non-cash charges), calculated on a trailing twelve-month basis.

“Enforcement Costs” means all reasonable expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys’ fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of this Agreement or any of the other Financing Documents, (b) the creation, perfection, maintenance, preservation, defense, protection, realization upon, disposition, collection, sale or enforcement of all or any part of the Collateral, and (c) the exercise by the Lender of any rights or remedies available to it under the provisions of this Agreement, or any of the other Financing Documents.

“Environmental Laws” means all laws, statutes, rules, regulations or ordinances which relate to Hazardous Materials and/or the protection of the environment or human health.

“Equipment” means all of the Borrowers’ equipment, as such term is defined by the Uniform Commercial Code, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, and all replacements thereof and substitutions therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974 (“ERISA”).

“Event of Default” has the meaning set forth in Section 6 of this Agreement.

“Farm Products” has the meaning given to such term in the UCC.

“Field Exam” has the meaning set forth in Section 4.9 of this Agreement.

“Financing Documents” means, collectively, this Agreement, the Note, any Hedge Agreement, any Letter of Credit Agreement, any Additional Financing Documents and any other instrument, document or agreement now or hereafter executed, delivered or furnished by the Borrowers or any other person evidencing, guaranteeing, securing or in connection with this Agreement or all or any part of the Credit Facilities.

“Fixtures” has the meaning given to such term in the UCC.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Intangibles” means all of the Borrowers’ general intangibles, as such meaning is defined by the Uniform Commercial Code, together with all of the Borrowers’ letters patent, applications for letters patent, trademarks, applications for trademarks, service marks, trade names and copyrights, whether registered or unregistered, together with all goodwill of the business of the Borrowers relating thereto, any and all reissues, extensions, divisions or continuations thereof, all royalties, fees and other payments made or to be made to the Borrowers with respect thereto, and all rights, interests, claims and demands that the Borrowers have or may have in existing and future profits and damages for past and future infringements thereof.

“Goods” has the meaning given to such term in the UCC.

“Government Contract” means (i) any contract entered into by the Borrowers with the United States government or any state or local government or any division, department, or instrumentality thereof and (ii) any contract entered into between the Borrowers and any “prime” contractor providing goods and services to the United States government or any state or local government or any division, department, or instrumentality thereof.

“Hazardous Materials” shall mean hazardous wastes, hazardous substances, toxic chemicals and substances, oil and petroleum products and their by-products, radon, asbestos, pollutants or contaminants.

“Hedge Agreement” means any agreement between the Borrowers and the Lender or any affiliate of the Lender now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers’ exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or commodity prices.

“Health Care Insurance Receivables “ shall have the meaning given to such term in the UCC.

“Instruments” has the meaning given to such term in the UCC.

“Interest Payment Date” has the meaning set forth in Section 1.2(d) of this Agreement.

“Interest Rate Change Date” shall mean the first day of each one-month period; provided, however, that if any such day is not a Business Day, at Lender’s option, the Interest Rate Change Date shall be the next succeeding Business Day.

“Inventory” means all of the Borrowers’ now owned and hereafter acquired inventory as such term is defined by the Uniform Commercial Code, wherever located and however constituted, including, without limitation, raw materials, work and goods in process, finished goods, goods or inventory returned or repossessed or stopped in transit, supplies, packaging, shipping and other materials, all other goods, merchandise and personal property used or consumed in the business of the Borrowers, and all documents and documents of title relating to any of the foregoing.

“Investment Property” has the meaning given to such term in the UCC.

“Letter of Credit” means any letter of credit issued by the Lender for the account of the Borrowers under the Revolving Credit Facility.

“Letter of Credit Account” has the meaning set forth in Section 1.2(l) of this Agreement.

“Letter of Credit Agreement” means an Application and Agreement for Letter of Credit on the Lender’s standard form, as such form may be revised by the Lender in its discretion at any time and from time to time hereafter.

“Letter of Credit Exposure” means at any time the sum of (x) the undrawn amount of all Letters of Credit outstanding at such time, and (y) all Letter of Credit Obligations outstanding at such time.

“Letter of Credit Fee” has the meaning set forth in Section 1.2(k) of this Agreement.

“Letter of Credit Obligations” means, collectively, (i) the amount of each draft drawn under or purporting to be drawn under a Letter of Credit, (ii) the amount of any and all charges, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which the Lender may charge, pay or incur for drawings under a Letter of Credit, transfers of a Letter of Credit, amendments to and extensions of a Letter of Credit and for the prosecution or defense of any action arising out of or in connection with any Letter of Credit, including, without limitation, any action to enjoin full or partial payment of any draft drawn under or purporting to be drawn under any Letter of Credit, including, but not limited to, Letter of Credit Fees, (iii) interest on all amounts payable under (i) and (ii) above from the date due until paid in full at a per annum rate of interest equal at all times to the Default Rate.

“Letter of Credit Rights” has the meaning given to such term in the UCC.

“Lender” shall mean Bank of America, N.A., a national banking association.

“LIBOR-Based Rate” means a per annum rate of interest equal at all times to the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR-Based Rate shall change immediately and contemporaneously with each change in the LIBOR Rate.

“LIBOR Rate” means, at any time, the rate of interest equal to the rate per annum (rounded upwards to the nearest 1/100 of one percent) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Lender from time to time) as determined for each Interest Rate Change Date at approximately 11:00 a.m. London time two (2) London Banking Days prior to the Interest Rate Change Date, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term of one month, as adjusted from time to time in the Lender’s sole discretion for Reserve Requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that interest period will be the Prime-based Rate.

“London Banking Day” means a day on which the Lender’s London Banking Center is open for business and dealing in offshore dollars.

“Note” means the Revolving Loan Note of even date herewith from the Borrowers made payable to the order of the Lender.

“Obligations” shall mean all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrowers to the Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with, this Agreement and any and all amendments, restatements, supplements and modifications hereof made at any time and from time to time hereafter, the Note, any and all extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter, the Letter of Credit Agreements, or the other Financing Documents, including, without limitation, future advances, principal, interest, indemnities, fees, late charges, Letter of Credit Exposure, Enforcement Costs and other costs and expenses whether direct, contingent, joint, several, matured or unmatured, and the indebtedness owed under any Hedge Agreement.

“Payment Intangibles” has the meaning given to such term in the UCC.

“PBGC” means the Pension Benefit Guaranty Corporation or its successor entity.

“Permitted Acquisition” means the acquisition or purchase of, or investment in, any Person, any operating division or unit of any Person, or the capital stock or operational assets of any Person or the combination with any Person by any Borrower or any Subsidiary (each individually, a “Subject Transaction”) regardless of the structure of the Subject Transaction, provided that such Subject Transaction is either (i) less than $3,000,000 per transaction or (ii) the Subject Transaction is in an amount greater than $3,000,000 and the Borrowers can provide evidence to the Lender’s reasonable satisfaction that the Person that is the target of such Subject Transaction has demonstrated two (2) consecutive calendar quarters of positive cash flow.

“Permitted Liens” has the meaning set forth in Section 5.3 of this Agreement.

“Person” means any natural person, individual, company, corporation, partnership, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature.

“Plan” means any pension, employee benefit, multi-employer, profit sharing, savings, stock bonus or other deferred compensation plan.

“Prime-Based Rate” means a floating and fluctuating per annum rate of interest equal at all times to the Prime Rate.

“Prime Rate” shall mean the floating and fluctuating per annum rate of interest of the Lender at any time and from time to time established and declared by the Lender in its sole and absolute discretion as its prime rate, and does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

“Promissory Notes” has the meaning given to such term in the UCC.

“Reserve Requirements” means the maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, emergency or other reserves) are required to be maintained under Regulation D of the Federal Reserve Board or otherwise by any statute or regulation applicable to the class of commercial banks which includes the Lender.

“Revolving Credit Account” means the loan account maintained by the Lender with respect to advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances.

“Revolving Credit Amount” means the amount of Ten Million Dollars ($10,000,000).

“Revolving Credit Expiration Date” means December 31, 2008, or such later date as to which the Lender shall, in its discretion, agree to extend the Revolving Credit Expiration Date.

“Revolving Credit Exposure” means, at any time, the sum of the aggregate principal amount of outstanding Advances plus the Letter of Credit Exposure.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Section 1.2 hereof in a maximum principal amount at any one time outstanding equal to the Revolving Credit Amount, made available to the Borrowers pursuant to this Agreement.

“Software” has the meaning given to such term in the UCC.

“Subordinated Debt” means debt of the Borrowers, the payment of which subordinated to the repayment of the Advances on terms satisfactory to the Lender in its sole discretion.

“Subsidiary” means an entity of which the Borrowers directly or indirectly owns or controls securities or other ownership interests representing more than 50% of the ordinary voting power thereof.

“Subsidiary Guaranty” means each guaranty agreement executed and delivered by each Subsidiary of the Borrowers to the Lender, in form and substance reasonably satisfactory to the Lender.

“Subsidiary Security Agreement” means each security agreement executed and delivered by each Subsidiary of the Borrowers to the Lender, in form and substance reasonably satisfactory to the Lender.

“Total Funded Debt” shall mean all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt, Capital Leases and Subordinated Debt, less the non-current portion of Subordinated Debt. For the avoidance of doubt, Total Funded Debt does not include Earn-Out Obligations, unless then earned and due.

“Unused Commitment Fee” shall mean the fee paid by the Borrowers to the Lender pursuant to Section 1.2(e).

“Unused Commitment Fee Percentage” shall mean the percentage upon which the Unused Commitment Fee shall be calculated, as determined in accordance with Attachment I hereto. The Unused Commitment Fee Percentage earned during any calendar quarter shall be determined based upon the Borrowers’ ratio of Total Funded Debt to EBITDA as of the last day of the immediately prior calendar quarter. The Unused Commitment Fee Percentage shall be determined and adjusted quarterly on the first day of the first month after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of this Agreement.

1.2. Revolving Credit Facility.

(a) Advances and Letters of Credit. Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees at any time and from time to time to make Advances to the Borrowers and issue Letters of Credit for the account of the Borrowers from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which this Revolving Credit Facility is terminated pursuant to Section 7 hereof, in an aggregate principal amount at any time outstanding not to exceed the Revolving Credit Amount; provided however, that in no event shall the total Letter of Credit Exposure exceed Two Million Dollars ($2,000,000) at any one time.

In no event shall the Lender be obligated to make an Advance or issue a Letter of Credit hereunder if a Default shall have occurred and be continuing. Unless sooner terminated pursuant to other provisions of this Agreement, this Revolving Credit Facility and the obligation of the Lender to make Advances and issue Letters of Credit hereunder shall automatically terminate on the Revolving Credit Expiration Date without further action by, or notice of any kind from, the Lender. Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow under this Revolving Credit Facility. The fact that there may be no Advances or Letters of Credit outstanding at any particular time shall not affect the continuing validity of this Agreement.

(b) Use of Proceeds of Advances. Each Advance shall be advanced by the Lender not later than the Business Day following the day (which shall be a Business Day) of the Borrowers’ request therefor. The proceeds of each Advance may be deposited by the Lender in the Borrowers’ demand deposit account with the Lender. The proceeds of the Advances shall be used solely for working capital, for acquisitions permitted by the terms of this Agreement, and for other lawful purposes.

(c) Liability of Lender. Lender shall in no event be responsible or liable to any person other than Borrowers for the disbursement of or failure to disburse Advances or any part thereof, and no other party shall have any right or claim against Lender under this Agreement or the other Financing Documents.

(d) Interest on Advances; Repayment of Advances. Except for any period during which an Event of Default shall have occurred and be continuing, the Borrowers shall pay interest (calculated on a daily basis) on the unpaid principal balance of the Advances until maturity (whether by acceleration, extension or otherwise) at a per annum rate of interest equal at all times to the LIBOR-Based Rate in effect from time to time.

After maturity, or during any period in which an Event of Default exists and remains continuing, the unpaid principal balance of the Advances shall bear interest at a rate equal to the Default Rate.

Notwithstanding any other provision of this Agreement, if the Lender determines in good faith (which determination shall be conclusive) (i) that any applicable law, rule, or regulation, or any change in the interpretation of any such law, rule, or regulation shall make it unlawful or impossible for the Lender to charge or collect interest at the LIBOR-Based Rate, or (ii) that quotations of interest rates for the relevant deposits referred to in the definition of the LIBOR-Based Rate are not being provided in the relevant amounts or for the relevant maturities, then upon notice from the Lender to the Borrowers, the entire outstanding principal balance of the Revolving Credit Facility shall bear interest at the Prime-Based Rate.

Until the maturity of the Revolving Credit Facility, all accrued and unpaid interest on all Advances shall be paid monthly on the first day of each month (each, an “Interest Payment Date”).

If not sooner paid, the entire outstanding principal balance of the Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the Revolving Credit Expiration Date.

(e) Unused Commitment Fee. During the period from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which the Revolving Credit Facility is terminated pursuant to the provisions hereof, the Borrowers shall pay to the Lender an availability fee in a per annum amount equal to the Unused Commitment Fee Percentage times the average daily unused portion of the Revolving Credit Amount. Such availability fee shall commence to accrue on the date hereof and shall be due and payable by the Borrowers quarterly, in arrears, commencing on March 31, 2006 and on the last Business Day of each third month thereafter, and on the earlier of the Revolving Credit Expiration Date or on the date on which the Revolving Credit Facility is terminated pursuant to Section 7 hereof.

(f) Note; Revolving Credit Account. The Borrowers’ obligation to pay the Advances with interest shall be evidenced by the Note. The Lender will maintain the Revolving Credit Account with respect to advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances. Except for demonstrable error, the Revolving Credit Account shall be conclusive as to all amounts owing by the Borrowers to the Lender in connection with and on account of Advances.

(g) Notwithstanding anything contained herein to the contrary, so long as the Borrowers opt to use the Lender’s “AutoBorrow” program and have executed and delivered to the Lender an AutoBorrow Service Agreement (which AutoBorrow Service Agreement remains in full force and effect), all Advances to be made hereunder shall be made in accordance with, and all interest accrued on such Advances and all repayments of such Advances shall be payable at the times and in the manner provided for in, the AutoBorrow Service Agreement. To the extent that any of the provisions of Section 1.2(a) through 1.2(g) hereof are inconsistent with provisions of the AutoBorrow Service Agreement, the provisions of the AutoBorrow Service Agreement shall govern. Any Advances made to the Borrowers under the AutoBorrow Service Agreement shall nonetheless be deemed to be an Advance hereunder, subject to all other terms hereof.

(h) Voluntary Prepayments; Voluntary Termination. The Borrowers may prepay any Advance in whole or in part, from time to time without premium or penalty. Any permitted prepayment need not be accompanied by payment of interest on the amount prepaid except that any prepayment of Advances which constitutes a final payment of all Advances shall be accompanied by payment of all interest thereon accrued through the date of prepayment.

(i) Terms of Letters of Credit. Each Letter of Credit shall (i) be a commercial Letter of Credit or a standby Letter of Credit, (ii) be opened pursuant to a Letter of Credit Agreement duly executed and delivered to the Lender by the Borrowers prior to the issuance of such Letter of Credit, (iii) expire not later than six (6) months after the Revolving Credit Expiration Date (unless such are secured by cash or cash-equivalent collateral satisfactory to the Lender in the Lender’s sole discretion) provided, however, that if the Revolving Credit Facility is not renewed or extended, the Borrower shall provide cash security for all outstanding Letters of Credit scheduled to expire after the Revolving Credit Expiration date, not later than fifteen (15) days prior to the Revolving Credit Expiration Date, (iv) be in an amount not less than $10,000, (v) be issued in the ordinary course of the Borrowers’ business, and (vi) be issued in accordance with the Lender’s then current practices relating to the issuance of letters of credit. All powers, right, remedies and provisions set forth in any Letter of Credit Agreement shall be in addition to those set forth herein. In the event of any conflict between the provisions of this Agreement and the provisions of any Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless expressly provided otherwise herein or in the Letter of Credit Agreement.

(j) Procedures for Letters of Credit. The Borrowers shall give the Lender written notice of its request for a Letter of Credit at least three (3) Business Days prior to the date on which the Letter of Credit is to be opened by delivering to the Lender a duly executed Letter of Credit Agreement in form and content acceptable to the Lender setting forth (i) the face amount of the Letter of Credit, (ii) the name and address of the beneficiary of the Letter of Credit, (iii) whether the Letter of Credit is irrevocable or revocable, (iv) whether the Letter of Credit requested is a standby or commercial Letter of Credit, (v) the date the Letter of Credit is to be opened and the date the Letter of Credit is to expire, (vi) the purpose of the Letter of Credit, (vii) the terms and conditions for any draws under the Letter of Credit, and (viii) such other information as the Lender may reasonably deem to be necessary or desirable.

(k) Letter of Credit Fees. With respect to each Letter of Credit issued hereunder, the Borrowers shall pay to the Lender a letter of credit fee (the “Letter of Credit Fee”) in an amount per annum set forth in the table attached hereto as Attachment I, payable quarterly in advance, plus the Lender’s then standard fee for the issuance, negotiation, processing and administration of letters of credit of the same type as the Letter of Credit. The amount of the Letter of Credit Fee payable per annum with respect to any Letter of Credit shall be a percentage of the face amount of such Letter of Credit, calculated on the basis of the table included as Attachment I hereto, based upon the Borrowers’ ratio of Total Funded Debt to EBITDA as of the end of the calendar quarter immediately preceding the date of calculation.

(l) Agreement to Pay Letter of Credit Obligations. The Borrowers shall pay to the Lender the Letter of Credit Obligations when due; provided, however, that (a) so long as the Borrowers have availability under the Revolving Credit Facility, the Lender may, and is hereby authorized to, make Advances to itself to pay when due any or all Letter of Credit Obligations incurred in connection with Letters of Credit. The Lender may maintain on its books a letter of credit account (the “Letter of Credit Account”) with respect to the Letter of Credit Obligations paid and payable from time to time hereunder. Except for demonstrable error, the Letter of Credit Account shall be conclusive as to all amounts owing by the Borrowers to the

Lender in connection with and on account of the Letter of Credit Obligations. From the date due until paid in full, all Letter of Credit Obligations shall bear interest at the rate then applicable to Advances.

(m) Agreement to Pay Absolute. The obligation of the Borrowers to pay Letter of Credit Obligations set forth above shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, setoff, defense or other right which the Borrowers may at any time have against the beneficiary under any Letter of Credit or the Lender, (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue provided that payment by the Lender under such Letter of Credit against presentation of such draft shall not have constituted gross negligence or willful misconduct, and (v) any other events or circumstances whatsoever, whether or not similar to any of the foregoing provided that the payment by the Lender under the Letter of Credit shall not have constituted gross negligence or willful misconduct of the Lender.

(n) Commitment Fee. In consideration for the agreements of the Lender as set forth herein, the Borrowers agree to pay to the Lender at closing the balance remaining of its commitment fee of twenty-five (25) basis points times the Revolving Credit Amount, which fee shall be deemed earned upon its receipt by the Lender.

1.3. Additional Provisions.

(a) Interest Calculation. Other than calculations with respect to the Prime Rate (which shall be computed on the basis of actual days elapsed in a 365/366 day year), all interest and fees payable under the provisions of this Agreement or the Note shall be computed on the basis of actual number of days elapsed over a year of 360 days.

(b) Late Charges. Except for principal, interest and other charges due upon acceleration of the Obligations, if the Borrowers fails to make any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Agreement, the Note or any other Financing Document within fifteen (15) days after the date due and payable, the Borrowers shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment. Such 15-day period shall not be construed in any way to extend the due date of any such payment. Late charges are imposed for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon the occurrence of an Event of Default.

(c) Payments. Whenever any payment to be made by the Borrowers under the provisions of this Agreement, the Note, the Letter of Credit Agreements or any other Financing Document is due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of any payment which bears interest, such extension of time shall be included in computing interest on such payment. All payments of principal, interest, fees or other amounts to be made by the Borrowers under the provisions of this Agreement or the Note shall be paid without set-off or counterclaim to the Lender at the Lender’s office at 1101 Wooton Parkway, 4th Floor, Rockville, Maryland 20852, or to such other place as the Lender shall direct in writing, in lawful money of the United States of America in immediately available funds.

(d) Interest On Overdue Amounts. If the principal of or interest on, the Note or any other amount required to be paid to the Lender hereunder or under the Note or any of the other Financing Documents is not paid within fifteen (15) days after the date when the same becomes due and payable, whether by acceleration or otherwise, the Borrowers shall on demand from time to time pay to the Lender interest on such principal, interest or other amount from the date due until the date of payment (after as well as before any judgment) at a rate per annum equal to the Default Rate.

(e) Collateral and Subsidiary Guarantees. (1) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Financing Documents, the Borrowers hereby pledge and assign to the Lender, and grant to the Lender a continuing lien and security interest in and to the Collateral, both now owned and existing and hereafter created, acquired and arising and regardless of where located.

(2) Promptly, following the acquisition or creation thereof and in any event within thirty (30) days after a request with respect thereto, the Borrowers shall cause each of the Borrowers’ Subsidiaries formed after the execution of this Agreement to become party to, and to execute and deliver, a Subsidiary Guaranty Agreement, guarantying to the Lender the prompt payment, when and as due, of all Obligations of the Borrowers under the Financing Documents, including all obligations under any Hedge Agreements.

(3) Promptly, following the acquisition or creation thereof and in any event within thirty (30) days after a request with respect thereto, the Borrowers shall cause such Subsidiary to grant to the Lender a first priority lien on all property (tangible and intangible) of such Subsidiary, including, without limitation, all of the capital stock of any of its domestic subsidiaries and 65% of the stock of any of its foreign subsidiaries, upon terms similar to those set forth in the Financing Documents and otherwise reasonably satisfactory in form and substance to the Lender. The Borrowers shall cause such Subsidiary, at its own expense, to become a party to a Subsidiary Security Agreement and any other Financing Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Lender to be necessary or desirable for the creation and perfection of the foregoing liens (including legal opinion, consents, corporate documents and any additional or substitute security agreements or mortgages). The Borrowers will cause such Subsidiary to take all actions requested by the Lender (including, without limitation, the filing of UCC-1’s) in connection with the granting of such security interests.

(4) The security interests required to be granted pursuant to this Section shall be granted pursuant to such security documentation as is reasonably satisfactory in form and substance to Lender (the “Additional Financing Documents”) and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted hereunder. The Additional Financing Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Lender, granted pursuant to the Additional Financing Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrowers. At the time of the execution and delivery of Additional Financing Documents, the Borrowers shall cause to be delivered to Lender such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Lender to assure it that this Section has been complied with.

(5) Automatic Debit. To ensure timely payment of all interest and other sums due hereunder, the Borrowers hereby authorizes and instructs the Lender to either (i) debit, on the due date thereof, demand deposit account no. 00393577 3043 maintained at the Lender for the amount then due, (ii) if the amount in the foregoing demand deposit account is insufficient to satisfy the amount then due, or (iii) if the Borrowers so instruct the Lender, cause an Advance to be made sufficient to pay the amount then due. This authorization shall not affect the obligation of the Borrowers to pay such sums when due, without notice, if there are insufficient funds available to make any payment in full on the due date thereof, or if the automatic debit feature is at any time terminated by the Lender in its discretion.

1.4. The Borrowers’ Representative. Each of the Borrowers hereby represents and warrants to the Lender that each of them will derive benefits, directly and indirectly, from the proceeds of each Advance and Letter of Credit, both in its separate capacity and as a member of the integrated business to which each of the Borrowers belong. For administrative convenience, TVI is hereby irrevocably appointed by each of the Borrowers as agent for each of the Borrowers for the purpose of requesting Advances and Letters of Credit hereunder from the Lender, receiving the proceeds of Advances and disbursing the proceeds of Advances among the Borrowers. In its capacity as such agent, TVI shall have the power and authority through its authorized officer or officers to (i) endorse any check for the proceeds of any Advance for and on behalf of each of the Borrowers and in the name of each of the Borrowers, and (ii) instruct the Lender to credit the proceeds of any Advance directly to a banking account of any of the Borrowers. By reason of the foregoing, the Lender is hereby irrevocably authorized by each of the Borrowers to make Advances to the Borrowers and issue Letters of Credit for the account of the Borrowers pursuant to this Agreement upon the request of any one of the persons who is authorized to do so under the provisions of any applicable corporate resolutions of TVI. The Lender assumes no responsibility or liability for any errors, mistakes and/or discrepancies in any oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and any one or more of the Borrowers in connection with any Advance, Letter of Credit or other transaction pursuant to the provisions of this Agreement, except for acts of gross negligence and/or willful misconduct.

SECTION 2. Conditions Precedent.

2.1. Initial Advance or Letter of Credit. The Lender shall not be required to make the initial Advance, or issue the initial Letter of Credit hereunder, whichever occurs first, unless the following conditions precedent have been satisfied in a manner reasonably acceptable to the Lender and its counsel:

(a) Borrowers’ Organizational Documents. The Lender shall have received with respect to the Borrowers: (i) a copy, certified as of a recent date by the Maryland State Department of Assessments and Taxation or other jurisdiction of organization, as applicable, of the Borrowers’ Articles of Incorporation or Articles of Organization, as applicable, as well as a copy of the Borrowers’ bylaws, operating agreements and all amendments thereto, as applicable (ii) a Certificate of Good Standing for each of the Borrowers issued by the Maryland State Department of Assessments and Taxation or other jurisdiction of organization, as applicable, and (iii) a copy, certified to the Lender as true and correct as of the date hereof by the Borrowers, of the resolutions of the Borrowers’ boards of directors or managers, as applicable, authorizing the execution and delivery of this Agreement and the other Financing Documents to which the Borrowers are a party and designating by name and title the officer(s) of the Borrowers who are authorized to sign this Agreement and such other Financing Documents for and on behalf of the Borrowers and to make the borrowings hereunder.

(b) Lists of Locations, Etc. The Borrowers shall have delivered to the Lender a list showing the street address, city or county and state of the Borrowers’ chief executive office and of any other location where the Borrowers conducts or has a place of business or where any of the Collateral is or may be located, which list shall include the names of all landlords (and mortgagees) and be accompanied by true and complete copies of all leases, together with all amendments thereto;

(c) Insurance. The Borrowers shall have delivered to the Lender (or shall have made arrangements for delivery within thirty (30) days of closing) an Accord certificate of insurance reflecting the Borrowers’ property and casualty insurance coverage policy from a well-rated and responsible insurance company insuring the Collateral in amounts reasonably satisfactory to the Lender against loss or damage resulting from fire and other risks insured against by extended coverage, that lists the Lender as loss payee;

(d) Searches. The Lender shall have received the results of a search by an attorney or company reasonably satisfactory to the Lender of the Uniform Commercial Code filings with respect to the Borrowers in their jurisdictions of organization and in which the Borrowers conduct or have a place of business or in which any of the Collateral is or will be located, accompanied by copies of such filings, if any, and evidence reasonably satisfactory to the Lender that any security interest or other lien indicated in any such filing has or will be released or is permitted by the Lender so that the Lender’s security interest in the Collateral will be a perfected first security interest and lien on the Collateral subject only to Permitted Liens and such other matters as the Lender may approve;

(e) Opinions. The Lender shall have received the written opinion of counsel of the Borrowers dated on or around the date of this Agreement, reasonably satisfactory in form and content to the Lender, opining, among other things, that the Borrowers are duly organized, validly existing, and in good standing, that the Financing Documents executed and delivered by the Borrowers have been duly authorized by all requisite corporate action, and that the Financing Documents executed and delivered by the Borrowers constitute the legal, valid, binding, and enforceable obligations of the Borrowers, enforceable against the Borrowers, as applicable, in accordance with the terms thereof, subject to customary exceptions and limitations reasonably acceptable to the Lender.

(f) Financing Documents. The Lender shall have received each of the Financing Documents required by the Lender to be executed and delivered prior to the making of the initial Advance.

(g) Due Diligence. The Lender shall have received and reviewed such financial information and other due diligence reports as the Lender shall reasonably require.

(h) Operating Account; Etc. The Borrowers shall have established an operating account into which Advances shall be paid, and the Borrowers shall maintain its primary accounts with the Lender.

(i) Additional Documents. The Borrowers shall have furnished in form and content reasonably acceptable to the Lender any additional documents, agreements, certifications, record searches, insurance policies or opinions which the Lender may reasonably deem necessary or desirable.

2.2. All Advances and Letters of Credit. The Lender shall not be required to make any Advances, including the initial Advance, or issue any Letter of Credit, until compliance to the satisfaction of the Lender with all of the following conditions at the time of and with respect to each Advance or Letter of Credit:

(a) Representations and Warranties. No representation or warranty made in or in connection with this Agreement and the other Financing Documents shall be untrue, incorrect or incomplete in any material respect on and as of the date of any Advance or Letter of Credit as if made on such date, except for changes in facts or circumstances arising in the ordinary course of business and which do not constitute a breach of any covenant set forth herein; and

(b) Event of Default or Default. No Event of Default or Default shall have occurred and be continuing.

SECTION 3. Representations and Warranties. The Borrowers represents and warrants to the Lender that, except as specifically set forth on Schedule 3 attached hereto, the following statements are true, correct and complete in all material respects as of the date hereof and as of each date any Advance is to be made or any Letter of Credit is to be issued hereunder, except for changes in facts or circumstances arising in the ordinary course of business and which do not constitute a breach of any covenant set forth herein:

3.1. Authority, Etc. TVI is duly incorporated and in good standing under the laws of Maryland under organizational identification number D00737676. CAPA Manufacturing Corp. is duly incorporated and in good standing under the laws of Maryland under organizational identification number D07907413. Safety Tech International, Inc. is duly incorporated and in good standing under the laws of Maryland under organizational identification number D10721777. TVI Air Shelters, LLC is duly organized and in good standing under the laws of Maryland under organizational identification number W10727758. The Borrowers are qualified to do business in all states where the Borrowers do business, except where the failure to be so qualified would not materially adversely affect the business, operations or financial condition of the Borrower. The Borrowers have the full power and authority to execute, deliver and perform this Agreement and the other Financing Documents to which the Borrowers are a party. Neither such execution, delivery and performance, nor compliance by the Borrowers with the provisions of this Agreement and of the other Financing Documents to which the Borrowers are a party will conflict with or result in a breach or violation of the Borrowers’ articles of incorporation or bylaws, or any judgment, order, regulation, ruling or law to which the Borrowers are subject or any contract or agreement to which the Borrowers are a party or to which the Borrowers’ assets and properties is subject, or constitute a default thereunder. The execution, delivery and performance of this Agreement and all other Financing Documents to which the Borrowers are a party have been duly authorized and approved by all necessary action by the Borrowers and constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

3.2. Litigation. Except as specified in Schedule 1.1, there is no litigation or proceeding pending or, to the knowledge of any representative of the Borrowers signing this Agreement on behalf of the Borrowers, specifically threatened in writing, against or affecting the Borrowers which might materially adversely affect the business, financial condition or operations of the Borrowers or the ability of the Borrowers to perform and comply with this Agreement or the other Financing Documents to which the Borrowers are a party.

3.3. Subsidiaries. TVI does not currently have any Subsidiaries other than the Subsidiaries executing this Agreement.

3.4. Financial Condition. The Borrowers have heretofore furnished to the Lender certain financial statements. Such financial statements and all other financial statements and information furnished or to be furnished to the Lender hereunder have been and will be prepared in accordance with generally accepted accounting principles (subject to year-end adjustments and the omission of footnote information) and fairly present in all material respects the financial condition of the Borrowers as of the dates thereof and the results of the operations of the Borrowers for the periods covered thereby. No material adverse change in the business, financial condition or operations of the Borrowers (on an aggregated basis) have occurred since the date of such financial statements. The Borrowers do not have any indebtedness or liabilities that are required to be accrued on financial statements prepared in accordance with GAAP other than that reflected on such financial statements or expressly permitted by the provisions of this Agreement, and accounts payable incurred in the ordinary course of business since the date of such financial statements. The Borrowers are not in default under any obligation for borrowed money.

3.5. Taxes. The Borrowers have filed all federal, state and local income, excise, property and other tax returns which are required to be filed and has paid all taxes as shown on such returns or assessments received (including, without limitation, all F.I.C.A. payments and withholding taxes, if appropriate), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to such taxes or assessments.

3.6. Title to Properties and Collateral. The Borrowers have good and marketable title to all of the Borrowers’ assets and properties, including, without limitation, the Collateral, and such assets and properties are subject to no liens, security interests or other encumbrances except for those of the Lender or other Permitted Liens.

3.7. Borrowers’ Name, Business Locations, etc. The correct legal names of the Borrowers are those specified on Schedule 3.7. Except as provided on Schedule 3.7, the Borrowers have conducted business under their legal names since their formation. The Borrowers do not do business under any trade or fictitious names. The chief executive office of the Borrowers and the place where records concerning Accounts and other Collateral are kept are as set forth on Schedule 3.7 hereto, and each other location at which the Borrowers conduct business or keeps any of the Collateral is listed on Schedule 3.7 attached hereto. All Equipment is personalty and is not and will not be affixed to real estate in such a manner as to become a fixture and a part of such real estate except for the Equipment described in Schedule 3.7 attached hereto, if any, which is or will be attached to the real estate described in Schedule 3.7 attached hereto. Such real estate, if any, is owned of record by the person or persons specified in Schedule 3.7 attached hereto.

3.8. Compliance with Laws. (a) To the knowledge of the Borrowers, the Borrowers are not in violation of any applicable federal, state or local law, statute, rule, regulation or ordinance and has not received any notice of, and is not the subject of, any pending investigation or complaint alleging that the Borrowers or the Collateral (or any part thereof) or any other property owned, leased, operated or used by the Borrowers are in violation of any such law, statute, rule, regulation or ordinance, including, without limitation, Environmental Laws, other than violations that will not have a material adverse effect on the business, operations or financial condition of the Borrowers.

(b) To the knowledge of the Borrowers, no Hazardous Materials have been used, located, installed, spilled, treated, released or stored on, under or from any property in or on which the Borrowers conduct their operations except for those which have been handled in a manner not prohibited by applicable Environmental Laws or which will not have a material adverse effect on the business, operations or financial condition of the Borrowers.

3.9. Federal Reserve Board Regulations. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States (the “Board”) and no part of the proceeds of the Advances will be used for any purpose which entails a violation of Regulations U or X of the Board.

3.10. ERISA. No Plan maintained by the Borrowers or any trade or business group with which the Borrowers are affiliated subject to the requirements of ERISA has been terminated, no lien exists against the Borrowers in favor of the PBGC, and no “reportable event” (as such term is defined in ERISA) has occurred with respect to any such Plan. The Borrowers have not incurred any “accumulated funding deficiency” within the meaning of ERISA or any liability to the PBGC in connection with any Plan. Borrowers do not have any withdrawal or other liability (absolute, contingent or otherwise) with respect to any multi-employer plan as defined by Section 3(37) of ERISA. The Borrowers have complied with in all material respects all provisions of ERISA and with all provisions of any Plan sponsored, maintained by, or contributed to, by the Borrowers.

3.11. Licenses, etc. The Borrowers have obtained and now hold all licenses, permits, franchises, patents, trademarks, copyrights and trade names which are necessary to the conduct of the business of the Borrowers as now conducted free, to the knowledge of the Borrowers, of any conflict with the rights of any other person.

3.12. Labor Matters. Except as disclosed in writing to the Lender, the Borrowers are not subject to any collective bargaining agreements or any agreements, contracts, decrees or orders requiring the Borrowers to recognize, deal with or employ any persons organized as a collective bargaining unit or other form of organized labor. There are no strikes or other material labor disputes pending or, to the knowledge of the Borrowers, threatened against the Borrowers. The Borrowers have complied in all material respects with the Fair Labor Standards Act.

3.13. Accuracy of Information. To the knowledge of the Borrowers, no information, exhibit, report, statement, certificate or document furnished by the Borrowers to the Lender in connection with this Agreement or the other Financing Documents or the negotiation thereof contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not misleading.

3.14. No Debarment. The Borrowers are not subject to any pending or threatening debarment proceedings.

3.15 Intellectual Property. Schedule 3.15 to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which the Borrowers have any right, title, or interest, throughout the world. The Borrowers will promptly notify the Lender of any acquisition (by adoption and use, purchase, license or otherwise) of any material patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, throughout the world, which are granted or filed or acquired after the date hereof or which are not listed on Schedule 3.15. The Borrowers authorizes the Lender, without notice to the Borrowers, to modify this Agreement by adding same to Schedule 3.15 to include any such Collateral.

3.16. Assignment of Government Payments. Borrowers have the right to assign to the Lender all payments due or to become due under all of Borrowers’ U.S. Government Contracts, if any, and there exists no uncanceled assignment of payment rights under any such Government Contract.

3.17. Government Regulation. The Borrowers are not an “investment company” or an “affiliated person” of or “provider” or “principal underwriter” for an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended. The Borrowers are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligation hereunder.

3.18. Controlling Interests; Bank Secrecy Act, Etc. (a) No person who owns a controlling interest in or otherwise controls any Borrower is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any similar lists maintained by OFAC pursuant to any statute, execution order, or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any similar executive orders, and (b) the Borrowers are in compliance with all Bank Secrecy Act (“BSA”) laws, regulations, and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

SECTION 4. Affirmative Covenants. The Borrowers covenants and agrees with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

4.1. Payment of Obligations. The Borrowers shall, and shall cause each Subsidiary to, punctually pay the principal of and interest on the Credit Facilities and the other Obligations, at the times and places, in the manner and in accordance with the terms of this Agreement, the Note, and the other Financing Documents.

4.2. Financial Statements and Other Reports. The Borrowers will be required to maintain at all times a system of accounting established and administered in accordance with sound business practices, and will deliver, or cause to be delivered, to the Lender:

(a) Annual Financial Statements. Within one hundred twenty (120) days of the end of each fiscal year of the Borrowers, the annual consolidated financial statement of TVI (including statements of financial condition, income, profits and loss, cash flows and changes in shareholder’s equity) audited by independent certified public accountants reasonably satisfactory to the Lender, prepared in accordance with GAAP;

(b) Quarterly Financial Statements. Within forty-five (45) days after the end of each calendar quarter, the consolidated balance sheets and income statements of the Borrowers prepared by an authorized financial officer of the Borrowers and showing the financial condition of the Borrowers and its Subsidiaries as of the end of such quarter and the results of operations of the Borrowers and its Subsidiaries from the beginning of the current calendar year of the Borrowers to the end of such quarter;

(c ) Compliance Certificates. Concurrent with the delivery of the financial statements described in Sections (a) and (b) above, a written certification, signed by an authorized financial officer of TVI, to the effect that such officer has no knowledge of the existence of any Defaults under the Financing Documents or if such officer has knowledge of the existence of an Event of Default, a statement as to the nature thereof and the action which the Borrowers proposes to take with respect thereto. Such written certification shall include the calculations made by the Borrowers to determine compliance by the Borrowers with each of the financial covenants set forth herein as of the date of the financial statements delivered therewith;

(d) Contract Backlog Report. Within forty-five (45) days after the end of each quarter, a contract backlog report;

(e) Accounts Receivable Aging. Within forty-five (45) days after the end of each quarter, an aging of the Borrowers’ Accounts, in form and substance reasonably satisfactory to the Lender; and

(f) Other Information. Promptly upon request of the Lender such other information, reports or documents respecting the business, properties, operation or financial condition of the Borrowers as the Lender may at any time and from time to time reasonably request.

4.3. Conduct of Business and Maintenance of Existence. The Borrowers and each Subsidiary shall continue to engage in business of the same general type as now being conducted by the Borrowers, and do and cause to be done all things necessary to maintain and keep in full force and effect its corporate existence in good standing in each jurisdiction in which it conducts business.

4.4. Compliance with Laws.

(a) The Borrowers shall, and shall cause each Subsidiary to, comply in all material respects with all laws, statutes, ordinances, orders, rules or regulations applicable to the Borrowers, any Subsidiary, or the Collateral (or any part thereof) or to any other property owned, leased, operated or used by the Borrowers or any Subsidiary, including, without limitation, Environmental Laws.

(b) Neither the Borrowers nor any Subsidiary will use, locate, install, spill, treat, release or store Hazardous Materials on, under or from any property owned, leased, operated or used by the Borrowers or such Subsidiary unless such Hazardous Materials are handled in a manner not prohibited by applicable Environmental Laws and are handled in a manner and in such quantities that would not constitute a hazard to the environment or human health and safety or subject the Borrowers or any Subsidiary to any prosecution or material liability in connection therewith. The Borrowers will, and will cause each Subsidiary to, dispose of all Hazardous Materials only at facilities and/or with carriers that maintain governmental permits under applicable Environmental Laws. The Borrowers shall, and shall cause each Subsidiary to, promptly, at the cost and expense of the Borrowers, take all action necessary or required by Environmental Laws to remedy or correct any violation of Environmental Laws by the Borrowers or any Subsidiary, the Collateral (or any part thereof) or by any other property owned, leased, used or operated by the Borrowers or any Subsidiary.

(c) If the Lender shall have, in the exercise of good faith, reason to believe at any time or from time to time there are or may be Hazardous Materials affecting the Collateral (or any part thereof) or any other property owned, leased, operated or used by the Borrowers or any Subsidiary in violation of applicable Environmental Laws, the Borrowers, upon the request of the Lender and at the cost and expense of the Borrowers, shall furnish to the Lender an environmental assessment of the Collateral and such other property in such detail and content and by an environmental consultant or engineer acceptable to the Lender. The Borrowers shall provide evidence to the Lender within ten (10) business days of the Lender’s request, that such an assessment will be promptly undertaken and completed.

(d) The Borrowers hereby agree to indemnify and hold the Lender and its employees and agents harmless from and against any and all liability, loss, damage, costs and expenses suffered or incurred by the Lender during or after the term of this Agreement arising out of or resulting from a violation of any Environmental Laws by the Borrowers, any Subsidiary, the Collateral (or any part thereof) and any other property owned, leased, used or operated by the Borrowers or any Subsidiary provided, however that the Borrowers shall not be required to indemnify any party for liability, loss, damage, costs, or expenses arising from such party’s own gross negligence or willful misconduct. The obligations and liabilities of the Borrowers under the foregoing indemnity, together with interest thereon commencing ten (10) days after the date written demand is received by the Borrowers until paid in full at the interest rate then applicable to Advances hereunder, shall be paid by the Borrowers to the Lender upon written demand and shall be a part of the Obligations hereunder. The foregoing indemnity shall survive the payment of all other Obligations and the release of the Collateral.

4.5. Payment of Liabilities and Taxes. The Borrowers shall pay, and shall cause each Subsidiary to pay, when due, all of their indebtedness and liabilities, and pay and discharge promptly all taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon the Borrowers or any Subsidiary or upon the Borrowers’ or any Subsidiary’s income, profits or property (including, without limitation, the Collateral), except to the extent the amount or validity thereof is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefore, in each case unless the failure to do so involves less than $100,000 in the aggregate.

4.6. Contractual Obligations. The Borrowers shall comply, and shall cause each Subsidiary to comply, with any agreement or undertaking to which the Borrowers or any Subsidiary is a party and maintain in full force and effect all contracts and leases to which the Borrowers or any Subsidiary is or become a party, in each case unless the failure to do so would not have a material adverse effect on the business, operation, properties or financial condition of the Borrowers and its Subsidiaries on an aggregated basis.

4.7. Maintenance of Properties; Collateral. The Borrowers shall, and shall cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep their properties, including the Collateral, in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that the Borrowers’ and each Subsidiary’s business may be properly conducted at all times, in each case unless the failure to do so would not have a material adverse effect on the business, operation or financial condition of the Borrowers and its Subsidiaries (on an aggregated basis). The Borrowers shall promptly notify the Lender of any event causing deterioration, loss or depreciation in value of any substantial portion of the Collateral and the amount of such loss or depreciation. The Borrowers and each Subsidiary shall perform, observe, and comply with all of the reasonable terms and provisions to be performed, observed or complied with by them under each contract, agreement or obligation relating to the Collateral. The Lender shall have no duty to, and the Borrowers hereby release the Lender from all claims for loss or damage caused by the failure of the Lender to, collect, protect, preserve or enforce any of the Collateral or preserve rights against account debtors and prior parties to the Collateral, except for acts of gross negligence or willful misconduct.

4.8. Insurance. The Borrowers shall maintain, and shall cause each Subsidiary to maintain, with financially sound, well rated and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by (and, as implied, economically available to) companies similarly situated and in the same or similar businesses as the Borrowers. The Borrowers will pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by the Borrowers. Such insurance shall include, as applicable and without limitation, (a) comprehensive fire and extended coverage insurance on the physical assets and properties of the Borrowers (including, without limitation, the Collateral) against such risks, with such loss deductible amounts and in such amounts conforming to prudent business practices and in such minimum amounts that the Borrowers will not be deemed a co-insurer under applicable insurance laws, regulations, policies and practices, and (b) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrowers, and (c) worker’s compensation insurance (as applicable). Each policy of such insurance covering the Collateral shall contain a provision or endorsement reasonably satisfactory to the Lender naming the Lender as loss payee and providing that (a) such policy may not be canceled or significantly altered and the Lender may not be removed as loss payee without at least thirty days prior written notice to the Lender, and (b) no act or default of the Borrowers or any other person shall affect the right of the Lender to recover under such policy. The Borrowers hereby irrevocably (x) assign and grant to the Lender a security interest in any and all proceeds of each such insurance policy covering the Collateral, and during the continuation of an Event of Default, (y) direct each insurance company to pay all such proceeds directly to the Lender, and (z) constitute and appoint the Lender (and all officers, employees or agents designated by the Lender) as the Borrowers’ true and lawful attorney-in-fact (coupled with an interest) with authority and power on behalf of the Borrowers to make, adjust, settle or compromise all claims under each such insurance policy, to collect and receive all proceeds payable under each such insurance policy and to endorse any check, draft or instrument for such proceeds. Any proceeds of such insurance received by the Lender (less the amount of any reasonable costs and settlement of such losses) shall be held and applied, at the option of the Lender, to the Obligations (whether matured or unmatured) in such manner and at such times as the Lender may determine in its sole discretion or to the restoration or replacement of the damaged or destroyed Collateral upon terms and conditions reasonably satisfactory in all material respects to the Lender.

4.9. Inspection. The Borrowers and each Subsidiary shall permit the Lender, by its representatives and agents, to inspect any of the properties, books and financial records of the Borrowers, to examine and make copies of the books of accounts and other financial records of the Borrowers, and to discuss the affairs, finances and accounts of the Borrowers and its Subsidiaries with, and to be advised as to the same by, the Borrowers and each Subsidiary (or its representatives) at such reasonable times and intervals as the Lender may designate. In connection with the foregoing, the Lender and its representatives and agents shall have the right, upon reasonable notice and during regular working hours, to (a) enter any business premises of the Borrowers or any other premises where the Collateral and the records relating thereto may be located and to audit, appraise, examine and inspect the Collateral and all records related thereto and to make extracts therefrom and copies thereof, and (b) verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, and any other matter relating to, the Collateral, including contacting account debtors or any person possessing any of the Collateral. Without limiting the foregoing, the Borrowers specifically agree that upon the occurrence of an Event of Default the Borrowers will permit the Lender to conduct, at the expense of the Borrowers (not to exceed $15,000 per Field Exam), a field exam to be performed by the Lender’s Asset Based Lending Services Group (or similar enterprise) (each, a “Field Exam”) To the extent that the Lender receives any confidential information from or with respect to the Borrowers, as a result of Field Exams or otherwise, (a) the Lender will not reproduce or distribute any such information, or any notes, interpretations or other documents based in whole or in part upon such information, to non-affiliated parties, other than financial or legal advisors also bound by an obligation of confidentiality, and (b) the Lender will keep permanently confidential all such information, except to the extent that (i) such information ceases to be confidential by reason of its being in the public domain, other than as a result of a disclosure by the Lender or its representatives, or (ii) such information was within the Lender’s possession or becomes available to the Lender on a non-confidential basis from a source other than the Borrowers, or any representative of the Borrowers, or (iii) the Lender is legally required to disclose such information to any tribunal or governmental authority.

4.10. Collection of Accounts. The Borrowers and each Subsidiary shall, subject to the provisions of Section 4.14 hereof, collect its Accounts only in the ordinary course of business, and shall not, except in the ordinary course of its business, without the Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, compromise or adjust the amount of any Account or extend the time for payment of any Account, excepting ordinary course trade discounts and other similar adjustments and compromises.

4.11. Sale of Inventory, etc. The Borrowers and each Subsidiary shall sell its Inventory only in the ordinary course of business, and will not, without the prior written consent of the Lender, consign or otherwise dispose of its Inventory.

4.12. Further Assurances. The Borrowers shall defend the security interest and lien of the Lender on the Collateral against all persons and against all security interests and liens on the Collateral adverse to those of the Lender. The Borrowers will, from time to time, at the expense of the Borrowers, execute, deliver, acknowledge and cause to be duly filed, recorded or registered any statement, assignment, instrument, paper, agreement or other document and take any other action that from time to time may be necessary or desirable, or that the Lender may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the security interest and lien of the Lender on the Collateral or to enable the Lender to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder or under applicable laws. The Borrowers shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration. The Borrowers hereby covenant to save harmless and indemnify the Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes and recording costs incurred by the Lender in connection with this Agreement or the Collateral which covenant shall survive the termination of this Agreement and the payment of all other Obligations. The Borrowers agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement signed by the Borrowers in connection with this Agreement shall be sufficient as a financing statement. If, in the reasonable opinion of the Lender, any Equipment is or may become a part of any real estate owned or leased by the Borrowers, the Borrowers will, upon the request of the Lender, furnish to the Lender in form and content satisfactory to the Lender, a landlord’s waiver by the record owner of such real estate and a mortgagee’s waiver by any person who has a security interest or lien on such real estate which is or may be superior to the security interest and lien of the Lender on such Equipment. If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Borrowers shall immediately deliver such document to the Lender, together with any necessary endorsement.

4.13. Notice. The Borrowers shall promptly give written notice to the Lender of (a) the occurrence of any Default or Event of Default or any event, development or circumstance specific to any Borrower which might materially adversely effect the business, operations, properties or financial condition of the Borrowers or any Subsidiary, (b) any litigation instituted or threatened in writing against the Borrowers or any Subsidiary or any judgment against the Borrowers or any Subsidiary where claims against the Borrowers or such Subsidiary exceed $250,000 (in the aggregate) and are not covered in full by insurance (subject to any deductible), (c) any notice of a claim against, or investigation of, the Borrowers, any Subsidiary, the Collateral or any other property owned, leased, operated or used by the Borrowers or any Subsidiary alleging a violation of Environmental Laws or the discovery, use, location, installation, spill, treatment, release or storage of any Hazardous Materials by the Borrowers or any Subsidiary or on, under or from the Collateral (or any part thereof) or any other property owned, leased, used or operated by the Borrowers or any Subsidiary which could result in a breach of the provisions of Section 4.4 hereof, (d) the occurrence of any “reportable event” within the meaning of ERISA or any assertion of liability of the Borrowers or any Subsidiary by the PBGC, (e) notice of any suspension or debarment by any governmental authority, or any termination of any Governmental Contract for default and (f) the opening by the Borrowers of a new place of business.

4.14. Collections.

(a) At any time while an Event of Default shall occur and be continuing, the Borrowers shall notify and direct all account debtors promptly following written request by the Lender to make all payments on or in respect of Accounts and/or the sale or lease of Inventory (other than electronic funds transfers) directly to an account in the name of the Borrowers to be maintained at the Lender (the “Collection Account”). So long as no Event of Default has occurred, the Borrowers may continue to permit electronic payments to be made to the Borrowers’ operating accounts (collectively, the “Operating Accounts”).

(b) At any time while an Event of Default shall be continuing, the Lender may (1) terminate the authority of the Borrowers to receive electronic payments into the Operating Accounts, whereupon all account debtors shall be directed to remit all payments directly to the Collection Account, and (2) terminate the authority of the Borrowers to withdraw funds from the Collection Account whereupon (i) the Collection Account will automatically convert into an account over which the Lender has exclusive dominion, control and power of access and withdrawal, and, for that purpose, the Lender is hereby authorized to take all appropriate actions to block the Borrowers’ access to the Collection Account, including without limiting the generality of the foregoing, denying electronic access and returning unpaid any checks, drafts or other instruments theretofore or thereafter issued by the Borrowers and drawn upon the Collection Account, all without any liability whatsoever on the part of the Lender to the Borrowers or to any other person for having done so, (ii) any cash, checks, drafts or other remittances on or in respect of Accounts and/or the sale or lease of Inventory received by the Borrowers and held in trust for the Lender as above provided shall be immediately delivered to the Lender for deposit to the Collection Account in precisely the form received, except for the addition thereto of the endorsement of the Borrowers where required for collection of any such checks, drafts or other remittances which endorsement the Borrowers agree to make and with respect to such checks, drafts and other remittances the Borrowers waives notice of presentment, protest and non-payment and (iii) the Lender shall have the right at any time and from time to time to apply funds held by it in the Collection Account to the payment of all or any part of the Obligations, whether matured or unmatured, in such order and manner as the Lender may determine in its sole discretion.

4.15. Assignment of Payments Under Certain Government Contracts and Government Accounts. At any time while an Event of Default has occurred and is continuing, and thereafter upon the creation of any Government Contract, if so requested by the Lender, the Borrowers shall execute and deliver to the Lender specific assignments of payments due or to become due with respect to any Government Contracts. The Lender may, in its sole and absolute discretion, from time to time exclude from this requirement contracts that (a) provide for payments to Borrowers of less than $500,000, or (b) are less than six (6) months in duration; provided, however that any such exclusion, if granted, shall not release the Borrowers from the obligation to provide such assignments in the future, at the Lender’s discretion. The separate assignment to the Lender of a right to payment under specific Government Contracts, as contemplated under this Section, shall not be deemed to limit the Lender’s security interest to payments under those particular Government Contracts, but rather the Lender’s security interest, as stated above, shall extend to payments under any and all Government Contracts and proceeds thereof, now or hereafter owned or acquired by Borrowers. Borrowers acknowledge that the Lender will be irreparably harmed if Borrowers fails to assign payments due or to become due under any Government Contract when required by this Agreement, and that the Lender shall have no adequate remedy at law. Therefore, the Borrowers agree that the Lender shall be entitled, in addition to all other remedies allowed by law or under this Agreement, to injunctive or other equitable relief to compel Borrowers’ compliance with the provisions of this Agreement requiring the Borrowers to assign payments due or to become due under any Government Contract.

4.16. Intellectual Property. The Borrowers will, at their expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, if any, will maintain in effect all issued patents and will renew all trademark and service mark registrations, if any, including payment of any and all maintenance and renewal fees relating thereto. The Borrowers will at its expense protect and defend all rights in such Collateral against any claims and demands of all persons other than the Lender and will, at their expense, enforce all rights in such Collateral against any and all infringers of the Collateral.

4.17. Primary Operating Accounts. The Borrowers hereby agree to maintain the primary operating account for the business operations of the Borrowers with the Lender. The Borrowers recognize and agree that the pricing for the Revolving Credit Facility set forth herein is based on the assumption that the Borrowers will so maintain their primary operating accounts with the Lender, and that, in the event that the Borrowers fail to do so, the Lender may, among other things, adjust the applicable interest rate or fees in order to maintain its required rate of return.

SECTION 5. Financial and Negative Covenants. The Borrowers covenant and agree with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

5.1. Total Funded Debt to EBITDA Ratio. The Borrowers shall not permit their consolidated ratio of Total Funded Debt to EBITDA, on a rolling 4-calendar quarter basis, to be greater than 1.75 to 1.0.

5.2 Indebtedness. The Borrowers shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any indebtedness (including Capital Leases) except (a) indebtedness to the Lender, (b) other indebtedness existing on the date hereof or expressly permitted by the provisions hereof (including the indebtedness arising in connection with “earn-out” obligations in connection with Permitted Acquisitions and any other acquisitions otherwise permitted by this Agreement, as itemized on Schedule 5.2 hereof and supplemented in writing from time to time), (c) indebtedness incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (d) indebtedness incurred in the ordinary course of business which is unsecured and consists of open accounts extended by suppliers on normal trade terms in connection with the purchase of goods and services.

5.3. Liens. The Borrowers shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any lien, security interest or encumbrance of any nature whatsoever on the Borrowers’ or any Subsidiary’s property or assets, both now owned and hereafter acquired and including, without limitation, the Collateral, except for (a) any lien or security interest now or hereafter securing all or any part of the Obligations, (b) any lien, security interest or encumbrance existing on the date hereof which was immediately prior hereto disclosed to, and approved by, the Lender in writing, (including those created to secure the Subordinated Debt), (c) any lien, security interest or other encumbrance subsequently approved by the Lender in writing after the date hereof, (d) liens for taxes not delinquent or for taxes being diligently contested by Borrowers or its Subsidiary in good faith and for which adequate reserves are maintained, (e) mechanic’s, artisan’s, materialmen’s, vendor’s or other similar liens arising in the ordinary course of business, and (f) any deposit of funds made in the ordinary course of business to secure obligations of the Borrowers or a Subsidiary under workers compensation, social security or similar laws or to secure public or statutory obligations or the performance of bids, tenders, contracts, leases, subleases, surety and appeals bonds and the like, (g) zoning or other similar and customary land use restrictions, (h) duly perfected liens securing purchase money indebtedness not prohibited by this Agreement, including duly perfected liens obtained in favor of lessors of tangible personal property arising under operating leases to the extent such leases are recharacterized as sales and (i) licenses or sub-licenses granted in the ordinary course of business. Any lien, security interest or encumbrance permitted by this subsection is called a “Permitted Lien.”

5.4. Loans and Investments. The Borrowers shall not, and shall not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, provide any guaranty for, or make or own any investment in, any person except (a) reasonable advances for business expenses of the Borrowers’ or such Subsidiary’s employees that would be reimbursable under the Borrowers’ or such Subsidiary’s existing expense reimbursement policy, (b) investments in existing subsidiaries at least 75% owned, directly or indirectly, by the Borrowers, and new subsidiaries purchased in accordance with the terms hereof (including Permitted Acquisitions), (c) investments in obligations of, or guaranteed by, the United States government or any agency thereof, (d) investments in securities issued by entities having an investment-grade rating (or better) by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (e) transactions incident to and in connection with Permitted Acquisitions.

5.5. Dividends. Neither the Borrowers nor any Subsidiary shall, without the prior written consent of the Lender, declare or pay dividends on account of any class of stock or membership interests in such Borrower or Subsidiary, or make any distribution of assets to such stockholders or members, whether in cash, assets or obligations of such Borrower or Subsidiary, except for any reimbursement to the members of any limited liability company Borrower for pass through income tax liability of such members.

5.6. Mergers, Acquisitions, Etc. The Borrowers shall not, and shall not permit any Subsidiary to, enter into any merger or consolidation or acquire or purchase all or substantially all of the assets, properties or stock of any other person, other than Permitted Acquisitions, without the Lender’s prior written consent. The Lender will consider providing its prior written consent to transactions other than Permitted Acquisitions after its receipt and review of financial information that is, in the Lender’s discretion, adequate, and includes a consolidating forecast or projection that demonstrates pro forma compliance with all terms and conditions after giving effect to such acquisition. In the latter event, the Lender will endeavor to respond to the

Borrowers’ request to consider such an acquisition as soon as possible and in any event will so respond within twenty (20) days of receiving a complete set of such financial information and projections.

5.7. Sale of Assets and Liquidation. The Borrowers shall not sell, and shall not permit any Subsidiary to, lease or otherwise dispose of, in one transaction or a series of transactions, assets or properties, including, without limitation, the Collateral, in an annual amount in excess of $100,000 other than in the ordinary course of the Borrowers’ business, or take any action to liquidate, dissolve or wind up the Borrowers or any Subsidiary or its business.

5.8. Change of Business. The Borrowers shall not, and shall not permit any Subsidiary to, enter into any business other than its business as of the date of closing, and similar, complementary, or related enterprises.

5.9. Change of Name, Location, Etc. The Borrowers shall not (a) change their legal name, identity or structure, (b) change the location of their chief executive office or its chief place of business, or jurisdiction of incorporation, or (c) change the location where they keeps their records concerning the Collateral, unless the Borrowers shall have given the Lender prior written notice thereof and shall at their cost and expense have executed, delivered, acknowledged, filed, recorded or registered all financing statements and other documents as may be required by the Lender in order to create, perfect, continue, preserve, confirm or validate the security interest and lien of the Lender on the Collateral and their priority; provided, that the Borrowers shall not in any event change the location of any Collateral if such change would cause the security interest and lien of the Lender on the Collateral (or the perfection thereof) to lapse, or if required to be perfected prior to such change, to cease to be perfected.

5.10. Fiscal year. The Borrowers shall not change their fiscal year.

5.11. Affiliates. The Borrowers shall not, and shall not permit any Subsidiary to, enter into or participate in any transaction with an affiliate except (a) on terms and at rates no more favorable than those which would have prevailed in an arm’s length transaction between unrelated third parties or (b) any transactions among any of the Borrowers and its Subsidiaries.

5.12. ERISA. The Borrowers shall not, and shall not permit any Subsidiary to, engage in any “prohibited transaction” (as such term is defined by ERISA), incur any “accumulated funding deficiency” (as such term is defined by ERISA) whether or not waived, or terminate any Plan in a manner which could result in the imposition of a lien on any property of the Borrowers or any Subsidiary pursuant to the provisions of ERISA.

5.13. Sale and Leaseback. The Borrowers shall not, and shall not permit any Subsidiary to, enter into any arrangement whereby Borrowers or any Subsidiary sell or transfer all or a substantial part of its fixed assets then owned by them and thereupon, or within one (1) year thereafter, rents or leases the assets so sold or transferred from the purchaser or transferee (or their respective successors and assigns).

5.14. Financing Statements. The Borrowers shall not file or cause to be filed any amendments, correction statements, or termination statements concerning the Collateral without the prior written consent of the Lender.

SECTION 6. Events of Default. The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term “Event of Default” shall mean, whenever it is used in this Agreement, any one or more of the following events (and the term “Default” as used herein means one or more of the following events, whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied):

6.1. Payment of Obligations. The failure of the Borrowers to pay any of the Obligations as and when the same becomes due and payable in accordance with the provisions of this Agreement, the Note, and/or any of the other Financing Documents, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof;

6.2. Certain Provisions of this Agreement. The failure of the Borrowers to perform any of its obligations under Sections 4.2, 4.5, 4.14 or Section 5 of this Agreement;

6.3. Perform, etc. Provisions of This Agreement. The failure of the Borrowers to perform, observe or comply with any of the provisions of this Agreement other than those covered by Sections 4.17, 6.1 or 6.2 of this Agreement and such failure is not cured within a period of thirty (30) days after the delivery of written notice thereof by the Lender to the Borrowers, it being understood that the Borrowers’ failure to comply with Section 4.17 hereof may result in an adjustment of the applicable interest rate or fees hereunder in order to maintain the Lender’s expected rate of return;

6.4. Representations and Warranties. If any representation and warranty contained herein or any statement or representation made in any certificate or any other written information at any time given by or on behalf of the Borrowers or any guarantor or furnished by the Borrowers or any guarantor in connection with this Agreement or any of the other Financing Documents shall prove to be false, incorrect or misleading in any material respect on the date as of which made;

6.5. Default under Other Financing Documents. The occurrence of a default (as defined and described therein) by the Borrowers, any guarantor, or any other party or parties under the provisions of the Note or any of the other Financing Documents which is not cured within applicable cure periods, if any;

6.6. Liquidation, Termination, Dissolution, etc. If any Borrower or any guarantor or any other Subsidiary shall liquidate, dissolve or terminate its existence, other than a merger or consolidation of any Subsidiary with or into any Borrower or other Subsidiary;

6.7. Default under Other Indebtedness. If any Borrowers or any guarantor shall default in any payment of (a) any other indebtedness owing to the Lender, or (b) an indebtedness in excess of $100,000 owing to any other party beyond the period of grace unless such indebtedness is in good faith being disputed, if any, provided in the instrument or agreement under which such indebtedness was created, or default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, in each case, the effect of which default or other event is to cause or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity;

6.8. Attachment. The issuance of any attachment or garnishment against property or credits of any Borrower serving as Collateral or the issuance of any attachment or garnishment against any other property or credits of any Borrowers or any guarantor, in either case for an amount in excess, singly or in the aggregate, of $100,000 during each calendar year, which shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days after the issuance thereof;

6.9. Judgments. One or more judgments or decrees shall be entered against any Borrowers or any guarantor involving in the aggregate a liability in excess of $250,000 for each calendar year, and all such judgments or decrees shall not have been vacated, discharged (or otherwise paid or settled), stayed or bonded pending appeal within 30 days after the entry thereof;

6.10. Inability to Pay Debts, etc. If any Borrowers or any guarantor shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors;

6.11. Bankruptcy. If proceedings in bankruptcy, or for reorganization of the Borrowers or any guarantor, or for the readjustment of any of the Borrowers’ or any guarantor’s debts, under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any Borrowers or any guarantor and, except with respect to any such proceedings instituted by a Borrower or any guarantor, shall not be discharged within sixty (60) days of their commencement;

6.12. Receiver, etc. A receiver or trustee shall be appointed for any Borrower or any guarantor or for any substantial part of the Borrowers’ or any guarantor’s assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Borrower or any guarantor and, except with respect to any such appointments requested or instituted by the Borrowers or any guarantor, such receiver or trustee shall not be discharged within sixty (60) days of his or her appointment, and, except with respect to any such proceedings instituted by any Borrower or any guarantor, such proceedings shall not be discharged within sixty (60) days of their commencement;

6.13. Change in Ownership or Control. The majority ownership or voting control of any Borrower is directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed without the prior written consent of the Lender, which consent shall not be unreasonably withheld;

6.14. Financial Condition. The occurrence of any change in the financial condition of the Borrowers (on an aggregated basis) which is materially adverse and not covered by insurance, and any such change is not cured within thirty (30) days after the date of written notice thereof by the Lender to the Borrowers;

6.15. Financing Documents Unenforceable. Any Borrower or any guarantor shall assert in writing that any Financing Document is unenforceable, or the Borrowers or any guarantor shall assert in writing that any security interest purported to be created by any Financing Document and required hereunder or thereunder to be perfected is not (except as otherwise expressly permitted in this Agreement or the other Financing Documents) a valid first lien and prior perfected security interest in the securities, assets or properties purported to be covered thereby.

SECTION 7. Rights and Remedies.

7.1. Rights and Remedies. If any Event of Default shall occur and be continuing, the Lender may (i) declare the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances to or issue Letters of Credit for the account of the Borrowers to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrowers to the Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrowers; provided that in the case of any Event of Default referred to in Sections 6.11 or 6.12 above, the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances to, or issue Letters of Credit for the account of, the Borrowers shall immediately and automatically terminate and the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrowers to the Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrowers. Upon the occurrence and during the continuation of any Event of Default, then in each and every case, the Lender shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Lender under the other provisions of this Agreement and the other Financing Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(a) The Lender shall have the right to take possession of the Collateral, and for that purpose, so far as the Borrowers may give authority therefor or to the extent permitted under applicable laws, to enter upon any premises on which the Collateral or any part thereof may be situated and remove therefrom all or any of the Collateral without any liability for suit, action or other proceeding. THE BORROWERS HEREBY WAIVE ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require the Borrowers, at the Borrowers’ expense, to assemble and deliver all or any of the Collateral to such place or places as the Lender may designate.

(b) The Lender shall have the right to operate, manage and control all or any of the Collateral (including use of the Collateral and any other property or assets of the Borrowers in order to continue or complete performance of the Borrowers’ obligations under any contracts of Borrowers), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell, lease or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law. Any purchaser or lessee of any of the Collateral so sold or leased shall hold the property so sold or leased free from any claim or right of the Borrowers and the Borrowers hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal with respect thereto. The Lender and the Borrowers agree that commercial reasonableness and good faith require the Lender to give to the Borrowers no more than ten (10) days prior written notice of any public sale or other disposition of the Collateral or of the time after which any private sale or other disposition of the Collateral is to be made.

(c) The Lender shall have the right, and the Borrowers hereby irrevocably designate and appoint the Lender and its designees as the attorney-in-fact of the Borrowers, with power of substitution and with power and authority in the Borrowers’ name, the Lender’s name or otherwise and for the use and benefit of the Lender (i) to notify persons obligated to make payments or other remittances on or with respect to the Collateral to make such payments and other remittances directly to the Lender, (ii) to demand, collect, sue for, take control of, compromise, settle, change the terms of, release, exchange, substitute, extend, renew or otherwise deal with, the Collateral or any person obligated on or under the Collateral in any manner as the Lender may deem advisable, (iii) to remove from any place of business of the Borrowers copies of (or, if deemed by the Lender to be reasonably necessary, originals of) all records in respect of the Collateral and, at the cost and expense of the Borrowers, to make use of any place of business of the Borrowers as may be necessary or desirable to administer, control, collect, sell or otherwise dispose of the Collateral, (iv) to receive and endorse the Borrowers’ name on any checks, drafts, money orders or other instruments of payment relating to any of the Collateral, (v) to sign any proofs of claim or loss, (vi) to commence, prosecute or defend any action, suit or proceeding relating to the Collateral or the collection, enforcement or realization upon the Collateral, (vii) to adjust and compromise any claims under insurance policies, and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral and to do all other acts and things necessary to carry out this Agreement as though the Lender were absolute owner of the Collateral. This power of attorney, being coupled with an interest, is irrevocable and all acts by the Lender and its designees pursuant thereto are hereby ratified and confirmed by the Borrowers. Neither the Lender nor any of its designees shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than acts of actual fraud, willful misconduct or gross negligence. The provisions of this subsection shall not (x) be construed as requiring or obligating the Lender or any designee to take any action authorized hereunder and any action taken or any action not taken hereunder shall not give rise to any liability on the part of the Lender or its designees or to any defense, claim, counterclaim or offset in favor of the

Borrowers, (y) be construed to mean the Lender has assumed any of the obligations of the Borrowers under any instrument or agreement as the Lender shall not be responsible in any way for the performance of the Borrowers of any of the provisions thereof, and (z) relieve the Borrowers of any of its obligations hereunder or in any way limit the exercise by the Lender of any other or further rights it may have hereunder, under the other Financing Documents, by law or otherwise.

7.2. Default Rate. Notwithstanding the entry of any decree, order, judgment or other judicial action, upon the occurrence of an Event of Default hereunder, the unpaid principal amount of the Note and all other monetary Obligations outstanding or becoming outstanding while such Event of Default exists shall bear interest from the date of such Event of Default until such Event of Default has been cured, at a floating and fluctuating per annum rate of interest equal at all times to the Default Rate, irrespective of whether or not as a result thereof, the Note or any of the Obligations has been declared due and payable or the maturity thereof accelerated. The Borrowers shall on demand from time to time pay such interest to the Lender and the same shall be a part of the Obligations hereunder.

7.3. Liens, Set-Off. As security for the payment of the Obligations and the performance of the Financing Documents, the Borrowers hereby grant to the Lender a continuing security interest and lien on, in and upon all indebtedness owing to, and all deposits (general or special), credits, balances, monies, securities and other property of, the Borrowers and all proceeds thereof, both now and hereafter held or received by, in transit to, or due by, the Lender. In addition to, and without limitation of, any rights of the Lender under applicable laws, if any Event of Default occurs and is continuing, the Lender may at any time and from time to time thereafter during the continuance of such Event of Default, without notice to the Borrowers, set-off, hold, segregate, appropriate and apply at any time and from time to time thereafter all such indebtedness, deposits, credits, balances (whether provisional or final and whether or not collected or available), monies, securities and other property toward the payment of all or any part of the Obligations in such order and manner as the Lender in its sole discretion may determine and whether or not the Obligations or any part thereof shall then be due or demand for payment thereof made by the Lender.

7.4. Enforcement Costs. The Borrowers agree to pay to the Lender on demand (a) all Enforcement Costs paid, incurred or advanced by or on behalf of the Lender including, without limitation, reasonable attorneys’ fees, costs and expenses, and (b) interest on such Enforcement Costs from the date payment for the same is demanded until paid in full at a per annum rate of interest equal at all times to the Default Rate. All Enforcement Costs, with interest as above provided, shall be a part of the Obligations hereunder.

7.5 Collateral Account. If any Event of Default shall occur and be continuing, and the Lender shall elect to terminate the Revolving Credit Facility, the Borrowers at any time and from time to time during the continuance of such Event of Default shall upon demand of the Lender deliver to the Lender cash or U.S. Treasury Bills with maturities of not more than thirty (30) days in an amount equal to the amount of issued or pending Letters of Credit as of such time. The Lender may also deposit to the Collateral Account (defined below) any cash, monies or funds received by the Lender from the collection of the Obligations or the sale or other disposition of the Collateral which the Lender, in its discretion, designates as being held against issued or pending Letters of Credit as of such time. Such cash, monies, funds or U.S. Treasury Bills shall be held by the Lender in an account (the “Collateral Account”) and invested or reinvested (as the case may be) in U.S. Treasury Bills with maturities of no more than thirty (30) days from the date of investment. The Lender shall have the sole power of access and withdrawal from the Collateral Account. As collateral and security for the payment of the Obligations, the Borrowers hereby assigns and pledges to the Lender, and grants to the Lender a security interest in and to, all cash, monies, funds, U.S. Treasury Bills and other securities and instruments at any time and from time to time held by the Lender in the Collateral Account and any interest, income, earnings and proceeds thereof, all of which shall be a part of the Collateral hereunder. If any Event of Default shall occur and be continuing, the Lender is irrevocably authorized to make such withdrawals from the Collateral Account at any time and from time to time and apply the same to any of the Obligations (including, without limitation, Letter of Credit Obligations) in such order and manner as the Lender in its sole discretion may determine. After all Obligations have been indefeasibly paid in full and there are no Letters of Credit outstanding or any commitment on the part of the Lender to open and issue Letters of Credit, any cash, monies, funds, U.S. Treasury Bills or other securities and instruments held by the Lender in the Collateral Account will be turned over to the Borrowers or to such other person who may be entitled to the same under applicable laws.

7.6. Application of Proceeds. During the continuance of any Event of Default, any proceeds of the collection of the Obligations and/or the sale or other disposition of the Collateral will be applied by the Lender to the payment of Enforcement Costs, and any balance of such proceeds (if any) will be applied by the Lender to the payment of the remaining Obligations (whether then due or not), at such time or times and in such order and manner of application as the Lender may from time to time in its sole discretion determine. If the sale or other disposition of the Collateral fails to satisfy all of such Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

7.7. Remedies, etc. Cumulative. Each right, power and remedy of the Lender as provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

7.8. No Waiver, Etc. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The payment by the Borrowers or any other person and the acceptance by the Lender of any amount due and payable under the provisions of this Agreement or the other Financing Documents at any time during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon such Event of Default.

7.9 Arbitration.

(a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a “Claim”). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Lender involved in the servicing, management or administration of any obligation described or evidenced by this Agreement.

(b) At the request of any party to this Agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this Agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.

(c) Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d) The arbitration shall be administered by AAA and conducted in Washington, D.C. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award reasonable legal fees pursuant to the terms of this Agreement.

(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

SECTION 8. Miscellaneous.

8.1. Course of Dealing; Amendment. No course of dealing between the Lender and the Borrowers shall be effective to amend, modify or change any provision of this Agreement or the other Financing Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Financing Documents or as having in any way or manner modified or waived the same. This Agreement and the other Financing Documents to which the Borrowers are a party may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers.

8.2. Waiver of Default. The Lender may, at any time and from time to time, execute and deliver to the Borrowers a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or of the other Financing Documents or any Event of Default or Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Borrowers and the Lender shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

8.3. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when received after being deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, one day after being sent by reputable overnight delivery service, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

If to any Borrower:

TVI CORPORATION
7100 Holladay-Tyler Road
Glenn Dale, Maryland 20769
Attn: President and Chief Executive Officer

And

TVI CORPORATION
7100 Holladay-Tyler Road
Glenn Dale, Maryland 20769
Attn: General Counsel

With a copy to:

Frank S. Jones, Esquire
Whiteford, Taylor & Preston L.L.P.
Suite 1400, Seven St. Paul Street
Baltimore, Maryland 21202
Fax (410) 347-9478

If to Lender:

Bank of America, N.A.
1101 Wooton Parkway
4th Floor
Rockville, Maryland 20852
Attention: Michael Brannan, Senior Vice President

With a copy to:

Ober, Kaler Grimes & Shriver,
A Professional Corporation
1401 H Street, N.W.
Washington, D.C. 20005
Attention: Nikolaus F. Schandlbauer, Esquire
Telecopy No.: 202-408-0640

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

8.4. Right to Perform. For so long as an Event of Default has occurred and is continuing, then and in each such case, the Lender may (but shall be under no obligation whatsoever to) upon concurrent notice to or demand upon the Borrowers remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of the Borrowers. The advance of any such funds or the taking of any such action by the Lender shall not be deemed or construed to cure an Event of Default or waive performance by the Borrowers of any provisions of this Agreement. The Borrowers shall pay to the Lender on demand, together with interest thereon from the date of such demand until paid in full at a per annum rate of interest equal at all times to the Default Rate, any such funds so advanced by the Lender and any costs and expenses advanced or incurred by or on behalf of the Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

8.5. Costs and Expenses. The Borrowers agree to indemnify the Lender against, and promptly pay to the Lender on demand, all such fees, recordation and other taxes, costs and expenses of whatever kind and nature, including reasonable attorney’s fees and disbursements, which the Lender may incur or which are payable in connection with the closing and the administration of the Credit Facilities, including, without limitation, the preparation of this Agreement and the other Financing Documents, the recording or filing of any and all of the Financing Documents and obtaining lien searches. All such fees, costs, recordation and other taxes shall be a part of the Obligations hereunder.

8.6. Consent to Jurisdiction. The Borrowers irrevocably (a) consent and submit to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents, (b) waives, to the fullest extent permitted by law, any objection that the Borrowers may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding in any such court by the mailing of copies of such process to the Borrowers by certified or registered mail at the Borrowers’ address set forth herein for the purpose of giving notice.

8.7. WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY

HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT FACILITIES, THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS.

8.8. Certain Definitional Provisions. All terms defined in this Agreement shall have such defined meanings when used in any of the other Financing Documents. Accounting terms used in this Agreement shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time in the United States of America. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the singular number shall include the plural, the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement.

8.9. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective.

8.10. Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Financing Documents.

8.11. Binding Effect. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

8.12. Applicable Law and Time of Essence. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland, both in interpretation and performance. Time is of the essence in connection with all obligations of the Borrowers hereunder and under any of the other Financing Documents.

8.13. Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

8.14. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

8.15 Public Use of Borrowers’ Name. With the Borrowers’ permission, the Lender may in its discretion use the Borrowers’ corporate name in press releases, public announcements and other promotional items or literature of the Lender. To that end, the Borrowers hereby consent to the creation of one or more items commemorating this transaction and use information related to the transaction in internal communications. In addition, the Borrowers hereby consent to the Lender’s use of the Borrowers name and information related to this transaction in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, but only after Borrowers file an SEC Form 8-K with respect to the Revolving Credit Facility (in form and substance determined to be appropriate by the Borrowers).

8.16 Termination of Security Interest. Upon payment in full of the outstanding Obligations and the termination of the Revolving Loan Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrowers. Upon any such termination, the Lender will execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to evidence such termination.

8.17 Joint and Several Liability, Etc. The Borrowers shall be jointly and severally liable for the payment and performance of the Obligations. The Lender may, without notice to or consent of any of the Borrowers and with or without consideration, release, discharge, compromise or settle with, waive, grant indulgences to, proceed against or otherwise deal with, any of the Borrowers without in any way affecting, limiting, modifying, discharging or releasing any of the obligations and liabilities under this Agreement or any other Financing Documents of the other Borrowers. Each of the Borrowers consents and agrees that (a) the Lender shall be under no obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the obligations and liabilities of such Borrower under this Agreement or any of the other Financing Documents, (b) any rights such Borrower may have against the other Borrowers for contribution, exoneration from payment or otherwise, in respect of any amounts paid by such Borrower pursuant to any of the Financing Documents or which continue to be owing pursuant to any of the Financing Documents, shall be postponed until the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding and (c) the Lender may enforce and collect the obligations and liabilities of such Borrower hereunder or under the other Financing Documents irrespective of any attempt, pursuit, enforcement or exhaustion of any rights and remedies the Lender may at any time have to collect the obligations and liabilities hereunder or under the other Financing Documents of the other Borrowers.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:	TVI CORPORATION

/s/ Sean Hunt	By:	/s/ Richard V. Priddy	(SEAL)
Printed Name: Richard V. Priddy
Title: President and CEO

WITNESS:	CAPA MANUFACTURING CORP.

/s/ Sean Hunt	By:	/s/ Richard V. Priddy	(SEAL)
Printed Name: Richard V. Priddy
Title: President

WITNESS:	TVI AIR SHELTERS, LLC

/s/ Sean Hunt	By:	/s/ Richard V. Priddy	(SEAL)
Printed Name: Richard V. Priddy
Title: General Manager

WITNESS:	SAFETY TECH INTERNATIONAL, INC.

/s/ Sean Hunt	By:	/s/ Richard V. Priddy	(SEAL)
Printed Name: Richard V. Priddy
Title: President

WITNESS:	BANK OF AMERICA, N.A.

/s/ Cynthia Newsome	By:	/s/ Michael Brannan	(SEAL)
Michael Brannan
Senior Vice President

Attachment I

Tier	Total Funded Debt to EBITDA	Unused Commitment Fee Percentage	Applicable Margin	Letter of Credit Fee
I	Less than or equal to 1.0 to 1.0	25 bps	125 bps	125 bps

II	Less than or equal to 1.5 to 1.0 but greater than 1.0 to 1.0	25 bps	150 bps	150 bps

III	Less than or equal to 1.75 to 1:0 but greater than 1.5 to 1.0	30 bps	175 bps	175 bps

bps = basis points

Note: to the extent that the results of the calculations required to calculate the Applicable Margin result in a measurement in excess of that specified by Tier III, default pricing ( calculated by adding 400 basis points to such Applicable Margin, resulting in a default Applicable Margin of 575 basis points) shall apply.